Ballantyne Strong, Inc.
September Quarter Update

November 2015


Sir Ken Robinson

Forward-Looking Statement

This presentation may contain forward-looking statements related to the Company's future operating results. Except for the historical information, it may include forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, customer demand for the Company's products, the development of new technology for alternate means of motion picture presentation, domestic and international economic conditions, the management of growth, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from management's expectations.

September Quarter 2015

Key Highlights:

- Net losses totaled $3.2 million, or ($0.23) per share compared with net losses of $109,000, or ($0.01) per share, in the same period of the prior year
- The quarter included $3.9 million of charges expected to be non-recurring in nature
- Net revenues of $23.5 million, compared with $22.7 million in the same period of the prior year
- Managed Services revenues of $9.0 million, compared with $7.2 million in the same period of the prior year
- Systems Integration revenues of $14.8 million, compared with $15.7 million in the same period of the prior year

September Quarter 2015

Key Highlights:

- Adjusted gross profit as a percentage of revenues was up 330 basis points in comparison to the third quarter last year
  - Adjusted gross profit was $5.0 million or 21.2% of revenues compared to $4.1 million or 17.9% of revenues in the same period of the prior year; Gross profit was $4.0 million or 16.9% of revenues
- Adjusted SG&A was down13% in comparison to the third quarter last year
  - Adjusted SG&A was $4.3 million compared to $5.2 million in the same period of the prior year; SG&A was $4.9 million
- Improvements in gross profit as a percentage of revenue and in SG&A were driven largely by the cost savings efforts

Non-Recurring Items

Non-Recurring items totaling $3.9 million in the third quarter included:

- A charge of $1.6 million related to the valuation of notes receivable
- A charge of $1.0 million related to the valuation of inventory
- A charge of $0.6 million related to the impairment of software intangibles
- A charge associated with a deferred tax asset write off of $0.4 million
- Other net charges of $0.3 million

Update on New Board

STRONG

- New Board elected on May 13, 2015
- Creating long-term shareholder value is a top priority
- 3Q15 represents first full quarter with new Board making decisions
- Exhaustive review of businesses conducted over last few months
- Focus has been on expense reductions and new business opportunities
- Net annualized savings of approximately $3.6 million (already)
- Implementing zero-based budgeting for 2016
- Focused on building world-class team and creating ownership culture
- Insider and closely held ownership of approximately 22.5% of shares

Management Team Changes

- The Board of Directors recently announced a number of leadership changes
- These changes will streamline the organization and expedite our evolution into several key growth segments
- The changes announced include the following:
  - Ray Boegner has been named President of the Cinema business
  - Steve Schilling has been named President of the Digital Media business
  - Christopher Stark's position as President of the Ballantyne Strong, Inc. holding company has been eliminated
  - Dave Anderson's position as SVP, General Counsel and Secretary has also been eliminated

Progress Since May 2015

- Several value enhancing changes made to the business
- Annualized cost savings of $5.1 million have been realized from:
  - Headcount reductions of $4.5 million
  - Facilities consolidation savings of $224 thousand
  - Other savings of $393 thousand
- Invested capital back into the business through annualized investments of:
  - Targeted headcount additions of $1.5 million
  - Other investments of $60 thousand
- Net annualized savings since May 2015 equals $3.6 million
- New Board is continually evaluating opportunities for both cost savings and value enhancing investments

Current Value Proposition

STRONG.

- Approximately $25 million of cash and equivalents
- No debt on balance sheet and real estate owned free and clear
- Building and land in Georgia recently valued at $4.3 to $6.8 million
- Cash value in inventory and net receivables
- Cinema business is highly cash flow generative with strong market position
- Digital Media business has room for growth if properly executed
- Corporate overhead is too high and needs to be reduced further
- Operating loss carryforwards could have value if Company returns to profitability
- Focused on returns on invested capital and creating value for shareholders

Ownership Culture

- Total closely held ownership of 22.5% of shares outstanding
  - Closely held ownership includes executive officers, board members, employees, and other affiliated parties
- Ownership is evidence of proper alignment of interests between leadership of company and shareholders
- Strive to maintain ownership culture that is focused on creating shareholder value over the long-term

Plan Going Forward

- Continue to evaluate cost saves and investment opportunities in the existing businesses
- Be on the lookout for new investment opportunities that offer asymmetrical risk rewards and an adequate margin of safety
- Maintain a culture of zero complacency, ownership and accountability in all aspects of the business
- Hire and retain the best people so that our human capital is ever improving
- Incorporate long-term thinking into all decisions made in the business

Reconciliation of Non-GAAP Measures

Adjusted gross profit, adjusted gross margin percentage and adjusted selling and administrative expenses are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing and analyzing the operations of the Company as it transitions to a new Board and evaluates the Company's lines of business without the impact of charges related to severance, facility consolidation, the proxy contest, inventory valuation, software intangibles impairment and other charges.

Reconciliation of Non-GAAP Measures

These adjusted financial measures should not be considered in isolation or as a substitute for other profitability metrics prepared in accordance with GAAP. Adjusted financial measures, as presented, may not be comparable to similarly titled measures of other companies. Adjusted financial measures for 2015 are not tax effected due to the tax valuation allowance recorded in 2015.

Set forth in the following tables is a reconciliation of gross profit and selling and administrative expense to adjusted gross profit, adjusted gross margin percentage and adjusted selling and administrative expense. There were no similar items noted during the three months ended September 30, 2014. There was one similar item related to other charges noted during the nine months ended September 30, 2014.

Reconciliation of Non-GAAP Measures

STRONG.

Reconciliation of Gross Profit and Gross Margin Percentage
Unaudited, in thousands

	Three months ended 30-Sep-15		
		Amount	Percentage
Gross profit	$	3,968	16.9%
Inventory valuation		1,020	4.3%
Adjusted gross profit	$	4,988	21.2%

Reconciliation of Selling and Administrative
Unaudited, in thousands

	Three months ended 30-Sep-15	
Selling and administrative expenses	$	5,219
Software intangibles impairment		(638)
Other charges		(400)
Facility consolidation costs		93
Adjusted selling and administrative expenses	$	4,274

Reconciliation of Non-GAAP Measures

Reconciliation of Gross Profit and Gross Margin Percentage
Unaudited, in thousands

	Nine months ended 30-Sep-15		
	Amount		Percentage
Gross profit	$	11,898	18.1%
Inventory valuation		1,978	3.0%
Adjusted gross profit	$	13,876	21.1%

Reconciliation of Selling and Administrative
Unaudited, in thousands

	Nine months ended 30-Sep-15	
Selling and administrative expenses	$	16,200
Severance costs		(695)
Facility consolidation costs		34
Proxy contest charges		(460)
Software intangibles impairment		(638)
Other charges		(400)
Adjusted selling and administrative expenses	$	14,041

Reconciliation of Non-GAAP Measures

Reconciliation of Selling and Administrative
Unaudited, in thousands

		Nine months ended 30-Sep-14
Selling and administrative expenses	$	14,728
Other charges		(106)
Adjusted selling and administrative expenses	$	14,622